FOR IMMEDIATE RELEASE
Date: Contact:	September 2, 2008 Louis Ackers, Executive Vice President (202) 772-3600

JEANNE DELANEY HUBBARD RESIGNS FROM HER POSITIONS
WITH ABIGAIL ADAMS NATIONAL BANCORP

Washington, DC – Abigail Adams National Bancorp, Inc. (NASDAQ:AANB), a bank holding company and parent of The Adams National Bank and Consolidated Bank & Trust, announced that Jeanne Delaney Hubbard resigned from her positions as Chairwoman of the Board, President and Chief Executive Officer of the Company, as well as from her position as President and Chief Executive Officer of The Adams National Bank. Ms. Hubbard had served as a director of the Company and The Adams National Bank since 1995; as Chairwoman, President and Chief Executive Officer of the Company since 1998; as Chairwoman of The Adams National Bank since 1998; and as President and Chief Executive Officer of The Adams National Bank since November, 2005. No acting president or chief executive officer has been designated by the Company at the present time. The Company is in the process of evaluating potential replacements for President and Chief Executive Officer.

Statements contained in this press release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended) which involve significant risks and uncertainties. The Company intends such forward-looking statements to be covered in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain and involves a number of risks and uncertainties, some of which have been set forth in the Company’s most recent annual reports on Form 10-K, which disclosures are incorporated by reference herein. The fact that there are various risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

SOURCE: Abigail Adams National Bancorp